Exhibit 21.1

List of Subsidiaries

Participation of Petróleos Mexicanos in the Capital Stock of Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent

P.M.I. Comercio Internacional, S.A. de C.V. (P.M.I. International Commerce, Inc.)	98.33	Petróleos Mexicanos

P.M.I. Holdings, B.V.	100.00	Petróleos Mexicanos

P.M.I. Holdings Petróleos España, S.L.	100.00	Petróleos Mexicanos

Instalaciones Inmobiliarias para Industrias, S.A. de C.V. (Real Estate Industrial Installations, Inc.)	100.00	Petróleos Mexicanos

Integrated Trade Systems, Inc.	100.00	Petróleos Mexicanos

Kot Insurance Company AG.	100.00	Petróleos Mexicanos

Pemex-Gas and Basic Petrochemicals

Company	% of Participation	Parent

Mex Gas Internacional, Ltd. (Holding)	100.00	Pemex-Gas and Basic Petrochemicals

Pan American Sulphur Co., Ltd.	100.00	Pemex-Gas and Basic Petrochemicals

Pasco International, Ltd. (Holding)	100.00	Pemex-Gas and Basic Petrochemicals

Terrenos para Industrias, S.A. (Land for Industry, Inc.)	100.00	Pemex-Gas and Basic Petrochemicals

CH4 Energía, S.A.	50.00	Pemex-Gas and Basic Petrochemicals

Gasoductos de Chihuahua, S. de R.L. de C.V.	50.00	Pemex-Gas and Basic Petrochemicals

Pemex-Exploration and Production

Company	% of Participation	Parent

Cía. Mexicana de Exploraciones, S.A.	60.00	Pemex-Exploration and Production

P.M.I. Marine, Ltd.	100.00	Pemex-Exploration and Production

Administración Portuaria Integral de Dos Bocas, S.A. de C.V.	40.00	Pemex-Exploration and Production

P.M.I. Group

Company	% of Participation	Parent

P.M.I. Services B.V.	100.00	P.M.I. Holdings, Petróleos España, S.L.

P.M.I. Services North America Inc.	44.45	P.M.I. Holdings, Petróleos España, S.L.

	55.55	P.M.I. Norteamérica, S.A. de C.V.

Pemex Services Europe, Ltd.	100.00	P.M.I. Holdings, Petróleos España, S.L.

Pemex Internacional España, S.A.	100.00	P.M.I. Holdings, Petróleos España, S.L.

PMI Trading, Ltd.	48.50	Petróleos Mexicanos

	50.50	P.M.I. Holdings, Petróleos España, S.L.

	1.00	P.M.I. Norteamérica, S.A. de C.V.

PMI Holdings North America, Inc.	100.00	P.M.I. Norteamérica, S.A. de C.V.

PMI Norteamérica, S.A. de C.V.	28.30	P.M.I. Holdings, Petróleos España, S.L.

	71.70	P.M.I. Holdings, B.V.

P.M.I. Field Management Resources, S.L.	100.00	P.M.I. Holdings, B. V.

P.M.I. Campos Maduros SANMA, S. de R.L. de C.V.	99.0	P.M.I. Field Management Resources, S.L.

	1.00	P.M.I. Holdings, B. V.

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